Exhibit 10.6
Changing World Technologies, Inc.
2002 Stock Plan
Effective as of October 21, 2002

Changing World Technologies, Inc. 2002 Stock Plan

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Changing World Technologies, Inc. 2002 Stock Plan

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Page No.
SECTION 12. MISCELLANEOUS	12

a. Choice of Law	12
b. Execution	12
Changing World Technologies, Inc. 2002 Stock Plan

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Changing World Technologies, Inc.
2002 Stock Plan
SECTION 1. PURPOSE.
This Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. The purpose of this Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company or its affiliates, and to promote the success of the Company’s business. Unless the context otherwise requires, capitalized terms used herein are defined in Section 11.
SECTION 2. ADMINISTRATION.
a. Committees. The Plan shall be administered by the Board of Directors or, at its election, by one or more Committees consisting of one or more members who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board of Directors, and any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has delegated the relevant function. If no Committee has been appointed, the entire Board of Directors shall administer the Plan.
b. Authority of the Board of Directors. The Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, including a review of any decision, interpretation or other action by a Committee. All decisions, interpretations and other actions of the Board of Directors or, in the absence of any action by the Board of Directors, any Committee shall be final and binding on all Participants and other persons deriving their rights from a Participant. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan, any Stock Award Agreement or any Stock Option Agreement, accelerate vesting or exercisability of Awards, extend the term or period of exercisability of any Awards, modify the Purchase Price or Exercise Price under any Award, or waive any terms or conditions applicable to any Award; provided, however, that no action taken by the Board of Directors shall adversely affect in any material respect the rights granted to any Participant under any outstanding Award without the Participant’s written consent.
SECTION 3. STOCK SUBJECT TO PLAN.
a. Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 150,000 Shares. The number of Shares is subject to adjustment pursuant to Section 8. The number of Shares that are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.

b. Additional Shares. In the event that any outstanding Option or other right to acquire Shares expires, is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase, right of first offer or withholding requirements, such Shares shall again be available for the purposes of the Plan.
c. Acquisitions. In connection with the acquisition of any business by the Company or any of its affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Options under the Plan upon such terms and conditions as the Board of Directors determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company and its affiliates for purposes of such grant or award. Any Shares underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying and shall not reduce the number of Shares available under Section 3(a) above.
SECTION 4. GENERAL TERMS.
a. Eligibility. The Administrator is authorized to grant Options to Employees, Directors and Consultants. Only Employees shall be eligible for the grant of ISOs.
b. Nontransferability. No Option or other right to acquire Shares, may be transferred, assigned, pledged or hypothecated by any Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution. Subject to the limitations contained in this Section, an Option or other right to acquire Share sunder the Plan, may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative. Such Option or other right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted, except in the case of a transfer by the Participant to its affiliate with the prior written consent of the Board of Directors in its discretion. Shares issued upon exercise of an Option or other Award may be subject to such restrictions as are set forth in the applicable Stock Option Agreement or Stock Award Agreement, including without limitation, special forfeiture conditions, repurchase rights and rights of first offer.
c. Restrictions on Transfer of Shares. Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, rights of first offer and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Award Agreement or Stock Option Agreement, and shall apply in addition to any restrictions that may apply to holders of Shares generally.
d. Withholding Requirements. As a condition to the receipt or purchase of Shares pursuant to the exercise of an Option or otherwise, a Participant shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such receipt or purchase. The Participant shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
e. No Retention Rights. Nothing in the Plan or in any award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
f. California Securities Law Requirements. The terms of this Subsection (f) apply only to Award that would be subject to Section 25110 of the California Corporations Code or any successor law but for the exemption contained in Section 25102(o) of the California Corporation Code (or any successor law). For purposes of determining the applicability of the California securities law requirements contained in this Subsection, all Awards shall be deemed made in the state in which the Participant is principally employed by the Company or any Parent or Subsidiary (as determined by the employer’s records) on the date of grant or issuance of the Award. Except as modified by the provisions of this
Subsection (f), all the other relevant provisions of the Plan shall be applicable to such Awards. Awards under the Plan to which the California securities law requirements of this Subsection do not apply shall not be subject to the terms of this Subsection (f).
     (i) Exercise Price. The Exercise Price of an Option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date of grant (one hundred ten percent (110%) of the Fair Market Value on the date of grant for an Option granted to Ten Percent Shareholders).
     (ii) Purchase Price. The Purchase Price of an Award of Shares shall not be less than eighty-five percent (85%) of the Fair Market Value on the date of issuance (one hundred percent (100%) of the Fair Market Value on the date of issuance for an Award granted to Ten Percent Shareholders).
     (iii) Vesting and Exercisability. Except in the case of an Option granted to a Consultant, officer of the Company (or any Parent or Subsidiary), or any member of the Board of Directors, each Option shall become exercisable and vested with respect to at least twenty percent (20%) of the total number of Shares subject to such Option each year, beginning no later than one (1) year after the date of grant.
     (iv) Repurchase Rights. Except in the case of an Award granted or issued to a Consultant, officer of the Company (or any Parent or Subsidiary), or any member of the Board of Directors, any rights of the Company to repurchase Shares acquired under the Plan applicable to a Participant whose Service terminates:
(A)	shall be exercised by the Company (if at all) within ninety (90) days after the date the Participant’s Service terminates (or for Shares upon the exercise of an Award after Service terminates, within ninety (90) days after the date of such exercise), and

(B)	shall lapse at the rate of at least twenty percent (20%) of the Shares subject to such Award per year (regardless of the portion of the Award exercised or exercisable), with the initial lapse to occur no later than one (1) year after the date of grant.

(v)	Limited Transferability Rights.

(A)	A Nonstatutory Option or other right to acquire shares (other than an ISO) may, to the extent permitted by the Board of Directors, be assigned in whole or in part during the Participant’s lifetime (1) as a gift to one or more members of the Participant’s immediate family or (2) by instrument to an inter vivos or testamentary trust in which such Award is to be passed to beneficiaries upon the death of the trustor (settlor). The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board of Directors may deem appropriate.

(B)	Except as provided in Subsection (A) above, an Award may not be assigned or transferred other than by will or by the laws of descent and distribution following the Participant’s death.
     (vi) Financial Reports. The Company shall deliver a financial statement at least annually to each Participant holding Awards or Shares issued under the Plan, unless such Participant is a key employee whose duties in connection with the Company assure such individual access to equivalent information.
SECTION 5. STOCK AWARDS OR SALES.
a. Stock Award Agreement. Each award or sale of Shares under the Plan (other than upon the exercise of an Option) shall be evidenced by a Stock Award Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Award Agreement. The provisions of the various Stock Award Agreements entered into under the Plan need not be identical.
b. Duration of Offers. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Participant within thirty (30) days after the grant such right is communicated to the Participant by the Company.
c. Purchase Price. The Purchase Price of Shares to be offered under the Plan shall be determined by the Board of Directors, in its sole discretion. The Purchase Price shall be payable in a form described in Section 7. The Purchase Price of Shares under Awards granted to California employees shall be subject to Section 4(f), to the extent applicable.
SECTION 6. OPTIONS.
a. Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
b. Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.
c. Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. A higher percentage may be required by Section 6(g) below for ISOs granted to Ten Percent Shareholders or under Section 4(f) for Options granted to California employees. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Board of Directors in its sole discretion. The Exercise Price shall be payable in a form described in Section 7.
d. Vesting. Each Stock Option Agreement shall specify the date and events on which all or any installment of the Option shall be vested and nonforfeitable (except as provided in the Plan or the Stock Option Agreement). The vesting and nonforfeitability provisions applicable to any Option shall be determined by the Board of Directors in its sole discretion, and may include, without limitation, a provision that Options vest upon a Change in Control. Vesting provisions of Options granted to California employees shall be subject to Section 4(f), to the extent applicable.
e. Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors in its sole discretion. Exercisability provisions of Options granted to California employees shall be subject to Section 4(f), to the extent applicable.
f. Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 6(g) below for Ten Percent Shareholders. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.
g. Ten-Percent Shareholders. An individual who owns more than ten (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for designation as a Participant under an ISO unless the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant and the ISO is not exercisable after the expiration of five (5) years from the date of grant. In determining stock ownership for purposes hereof, the attribution rules of Section 424(d) of the Code shall apply.
h. Dollar Limitation. The aggregate Fair Market Value of the Shares (determined as of the respective date or dates of grant) for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as ISOs during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, such Options shall qualify as ISOs on the basis of the order in which such Options are granted.
i. Termination of Service (Except for Cause). If a Participant’s Service terminates for any reason other than the Participant’s for Cause, then the Participant’s Options shall expire on the earliest of the following occasions:
(i)	The expiration date determined pursuant to Subsection (f) above;

(ii)	The date three (3) months after the termination of the Participant’s Service for any reason other than death or Disability (or such later date as the Board of Directors may determine);

(iii)	The date six (6) months after the termination of the Participant’s Service by reason of Disability (or such later date as the Board of Directors may determine) or retirement pursuant to any then current formal retirement policy of the Company; or

(iv)	The date twelve (12) months after the termination of the Participant’s Service due to the Participant’s death.
A Participant (or in the case of the Participant’s death or Disability, the Participant’s representative) may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable for vested Shares on or before the date Participant’s Service terminates. The balance of such Options shall lapse when the Participant’s Service terminates.
j. Termination for Cause. All of a Participant’s Options (including any exercised Options for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately on the date of the Participant’s termination of Service if such termination is for Cause or Cause exists on such date. Should a Participant die at a time when Cause exists but prior to the date Participant’s Service is terminated for Cause, all of the Participant’s Options (including any exercised Options for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately as of the date of the Participant’s death.
k. Leaves of Absence. For purposes of Subsections (i) through (k) above, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
l. No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the Participant’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise, paying the Purchase Price pursuant to the terms of such Option and satisfying such other conditions as the Board of Directors shall reasonably require.

m. Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may provide for the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair the Participant’s rights or increase the Participant’s obligations under such Option.
SECTION 7. PAYMENT FOR SHARES.
a. General Rule. The Purchase Price of Shares issued under the Plan shall be payable in cash or by check at the time when such Shares are purchased, except as otherwise provided in this Section 7.
b. Surrender of Shares. At the sole discretion of the Board of Directors, all or any part of the Purchase Price and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Award is exercised. The Participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the Purchase Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the applicable Award for financial reporting purposes, unless the Board of Directors consents thereto.
c. Services Rendered. At the sole discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the Award.
d. Promissory Note. At the sole discretion of the Board of Directors, all or a portion of the Purchase Price of Shares issued under the Plan and any applicable withholding requirements may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.
e. Net Exercise. At the sole discretion of the Board of Directors on or after an Initial Public Offering, payment of all or any portion of the Purchase Price of Shares issued under the Plan and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable upon the exercise of an Award by the number of Shares having a fair market value equal to the Purchase Price.
f. Exercise/Sale. At the sole discretion of the Board of Directors on or after an Initial Public Offering, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction (i) to a securities broker approved by the Company to sell

Shares and to deliver all or part of the sales proceeds to the Company, or (ii) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the Purchase Price and any withholding requirements.
g. Exercise of Discretion. Should the Board of Directors exercise its discretion to permit the Participant to exercise the Option in whole or in part in accordance with Subsections (b) through (f) above, it shall not be bound to permit such alternative exercise for the remainder of any such Award or with respect to any other Award or Participant under the Plan.
SECTION 8. ADJUSTMENT OF SHARES.
a. General. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available under Section 3 for future Awards, (ii) the number of Shares covered by each outstanding Option or other right to purchase Shares under the Plan, (iii) the Exercise Price of each outstanding Option or Purchase Price of each other outstanding Award under the Plan.
b. Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Participants’ consent, may provide for:
(i)	the continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii)	the substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;

(iii)	the acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Board of Directors; or

(iv)	the cancellation of all or any portion of such outstanding Awards by a cash payment of the excess, if any, of the fair market value of the Shares subject to such outstanding Awards or portion thereof being canceled over the Purchase Price with respect to such Awards or portion thereof being canceled.
c. Reservation of Rights. Except as provided in this Section 8, neither a Participant nor a Participant’s representative shall have any rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 9. SECURITIES LAW REQUIREMENTS. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. Each Participant and any person deriving its rights from any Participant shall, as a condition to the purchase or issuance of any Shares under the Plan, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of Shares is not required to be registered under any applicable securities laws.
SECTION 10. DURATION AND AMENDMENTS.
a. Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the majority of the Company’s shareholders. If a majority of the shareholders fail to approve the Plan within 12 months of its adoption by the Board of Directors, any Awards that have already been made shall be rescinded, and no additional Awards shall be made thereafter under the Plan. The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board of Directors unless earlier terminated pursuant to Subsection (b) below.
b. Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (except as provided in Section 8) which increases the maximum number of Shares issuable to any person or available for issuance under the Plan in the aggregate, or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company’s shareholders. Shareholder approval shall not be required for any other amendment of the Plan.
c. Effect of Amendment or Termination. Any amendment of the Plan shall not adversely affect in any material respect any Participant’s rights under any Award previously made or granted under the Plan without the Participant’s consent. No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award granted prior to such termination. The termination of the Plan shall not affect any Awards outstanding on the termination date.

SECTION 11. DEFINITIONS.
a. “Award” shall mean any award or sale of Shares or Options granted under the Plan.
b. “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
c. “Cause” shall mean with respect to a Participant “Cause” as defined in any employment agreement between the Company and the Participant or the following unless another meaning is specifically provided by the Board of Directors or in the Participant’s Stock Option Agreement or Stock Award Agreement:
(i)	any conviction or plea of guilty or nolo contendere to a felony,

(ii)	any willful misconduct, or

(iii)	any willful breach of any written policy or any confidential or proprietary information, non-compete or non-solicitation covenant for the benefit of the Company or any of its affiliates.
d. “Change in Control” shall mean:
(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets; or

(iii)	Any person or group of related persons shall acquire beneficial ownership of more than fifty percent (50%) of the voting power of all classes of stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
e. “Code” shall mean the Internal Revenue Code of 1986, as amended.
f. “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).
g. “Company” shall mean Changing World Technologies, Inc., a Delaware corporation.

h. “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors.
i. “Director” shall mean a member of the Board of Directors who is not an Employee.
j. “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, as determined by the Board of Directors in its sole discretion, except that with respect to an ISO, Disability shall have the meaning described in Section 22(e) of the Code.
k. “Employee” shall mean an individual who is a common-law employee of the Company, a Parent or a Subsidiary.
l. “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.
m. “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons
n. “Initial Public Offering” shall mean a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar market system.
o. “ISO” shall mean an incentive stock option described in Section 422(b) of the Code.
p. “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.
q. “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.
r. “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
s. “Participant” shall mean an individual to whom the Board of Directors has offered the right to acquire Shares under the Plan pursuant to an Option or otherwise.
t. “Plan” shall mean this Changing World Technologies, Inc. 2002 Stock Option Plan.
u. “Purchase Price” shall mean (i) with respect to an Option, the Exercise Price multiplied by the number of Shares with respect to which an Option is being exercised, and (ii) the aggregate consideration for which Shares subject to an Award may be acquired by a Participant.

v. “Service” shall mean service as an Employee, Director or Consultant.
w. “Share” shall mean one share of common stock of the Company, with a par value of $.01 per Share.
x. “Stock Award Agreement” shall mean the agreement between the Company and a Participant who acquires Shares pursuant to an Award under the Plan (other than an Option), which contains the terms, conditions and restrictions pertaining to the Participant’s Award.
y. “Stock Option Agreement” shall mean the agreement between the Company and a Participant, which contains the terms, conditions and restrictions pertaining to the Participant’s Option.
z. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
SECTION 12. MISCELLANEOUS.
a. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State.
b. Execution. To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

Changing World Technologies, Inc.

By:

Title: